Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen Georgia Dividend
Advantage Municipal Fund
333-59064
811-10351

A special meeting of the shareholders
of the Nuveen Georgia Dividend
Advantage Municipal Fund was held
on July 26, 2005.

The purpose of the meeting was to
approve
a new Investment Management
Agreement:

The number of shares voted in the
affirmative:
1,868,739 and
the number of negative votes:  37,221

Proxy materials are herein
incorporated by reference
to the SEC filing on June 20, 2005,
under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007539.